Exhibit 21.1

Subsidiaries of the Registrant

BTI Telecom Corporation (NC)
Business Telecom of Virginia, Inc. (VA)
Business Telecom, Inc. (NC)
Choice One Communications Resale L.L.C. (DE)
Choice One Communications of Connecticut Inc. (DE)
Choice One Communications of Maine Inc. (DE)
Choice One Communications of Massachusetts Inc. (DE)
Choice One Communications of New York Inc. (DE)
Choice One Communications of Ohio Inc. (DE)
Choice One Communications of Pennsylvania Inc. (DE)
Choice One Communications of Rhode Island Inc. (DE)
Choice One Communications of Vermont Inc. (DE)
Choice One of New Hampshire Inc. (DE)
Connecticut Broadband, LLC (CT)
Connecticut Telephone & Communication Systems, Inc. (CT)
Conversent Communications, LLC (RI)
Conversent Communications of Connecticut, LLC (CT)
Conversent Communications of Maine, LLC (ME)
Conversent Communications of Massachusetts, Inc. (MA)
Conversent Communications of New Hampshire, LLC (NH)
Conversent Communications of New Jersey, LLC (NJ)
Conversent Communications of New York, LLC (NY)
Conversent Communications of Pennsylvania, LLC (PA)
Conversent Communications of Rhode Island, LLC (RI)
Conversent Communications of Vermont, LLC (VT)
Conversent Communications Long Distance, LLC (NH)
Conversent Communications Resale L.L.C. (DE)
CTC Communications Corp. (MA)
CTC Communications of Virginia, Inc. (VA)
DeltaCom, LLC (AL) (fka DeltaCom, Inc.)
EarthLink Business, LLC (DE) (fka New Edge Network, Inc)
EarthLink Business Holdings, LLC (DE)(fka EarthLink Business, LLC)
EarthLink Carrier, LLC (DE)(fka Interstate FiberNet, Inc.)
EarthLink Managed Services, LLC (SC)(fka Business Vitals, LLC)
EarthLink Shared Services, LLC (DE)(fka One Communications Management Co.)
ITC^DeltaCom, Inc. (DE)
Lightship Telecom, LLC (DE)
Partner Consulting, LLC (DE)
US Xchange Inc. (DE)
US Xchange of Illinois, L.L.C. (DE)
US Xchange of Indiana, L.L.C. (DE)
US Xchange of Michigan, L.L.C. (DE)
US Xchange of Wisconsin, L.L.C. (DE)